FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

   FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b)
                  OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

                           GENERAL MOTORS CORPORATION
                           --------------------------
             (Exact name of registrant as specified in its charter)

             Delaware                                   TIN# 38-0572515
    ---------------------------                  --------------------------
    (State of incorporation or                      (I.R.S. Employer
          organization)                            Identification No.)


    300 Renaissance Center
    Detroit, Michigan                            48265-3000
    ------------------------------------         ------------
    (Address of principal executive offices)     (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

                                           Name of each exchange on which
Title of each class to be registered       which each class is to be registered
----------------------------------------   ------------------------------------

7.25% Senior Notes due February 15, 2052   New York Stock Exchange, Inc.


Securities to be registered pursuant to Section 12(g) of the Act: None

                 Information required in registration statement

Item 1.     Description of Registrant's Securities to be Registered.


A description of the Registrant's 7.25% Senior Notes due February 15, 2052 to be registered hereby is contained in the "Description of Debt Securities" set forth in the Prospectus dated January 2, 2002 and Prospectus Supplement dated February 7, 2002, filed as part of the Registrant's Registration Statement Number 333-75534 under the Securities Act of 1933, and such description is incorporated herein by this reference.


                                    Signature

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    General Motors Corporation
                                    --------------------------
                                            (Registrant)



Date: February 14, 2002             By:
                                    -----------------------------------------
                                    Sanjiv Khattri, Assistant Treasurer
                                    As Attorney-in-Fact of Eric A. Feldstein
                                    (Vice President, Finance and Treasurer)